UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

VIMEO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40420	85-4334195
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

330 West 34th Street, 5th Floor, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 524-8791

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01	VMEO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2025, Vimeo, Inc. (“Vimeo” or the “Company”) announced that Gillian Munson will step down as the Company’s Chief Financial Officer, effective August 8, 2025 (the “Separation Date”). The Company has retained an external search firm to identify candidates for the Chief Financial Officer role. The Company thanks Ms. Munson for her years of contribution and service to the Company.

In connection with Ms. Munson’s separation from the Company without cause and in light of her contributions during her tenure and her commitment to assist Vimeo through the release of the Company’s earnings and Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2025, on June 16, 2025, the Company and Ms. Munson entered into a separation agreement (the “Separation Agreement”). The Separation Agreement provides for: (a) Ms. Munson’s continued service as Chief Financial Officer until the Separation Date, during which time she will continue to receive her base salary and benefits, including continued vesting of her outstanding equity awards, (b) severance equal to twelve months of her base salary and COBRA benefits for twelve months as provided in the Offer Letter between the Company and Ms. Munson dated April 2, 2022, and (c) a bonus equal to $400,000. The Separation Agreement requires Ms. Munson to comply with customary restrictive covenants. If the Company and Ms. Munson jointly determine that it is appropriate to extend Ms. Munson’s tenure beyond the Separation Date, terms will be negotiated at that time on terms substantially consistent with those prescribed in the Separation Agreement.

The foregoing description of the terms of the Separation Agreement is not complete and is qualified in its entirety by the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure.

The Company reaffirms its financial guidance for the fiscal year ending December 31, 2025, and looks forward to discussing its second quarter 2025 financial results with investors on August 4, 2025.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein other than statements of historical facts, including statements regarding the Company's future financial and business performance for the 2025 fiscal year and expectations around the timing and terms of any extension of Ms. Munson’s tenure with the Company are forward-looking statements. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "will," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 19, 2025 and other reports that the Company has filed with the Securities and Exchange Commission. The Company is under no duty to update any of these forward-looking statements after the date of this Current Report on Form 8-K to conform these statements to actual results or revised expectations, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Separation Agreement, dated as of June 16, 2025, by and between Vimeo, Inc. and Gillian Munson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 *The exhibits and certain personal information have been omitted from the Separation Agreement as filed with the Securities and Exchange Commission pursuant to Items 601(a)(6) and 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a copy of any omitted information upon request from the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIMEO, INC.

By:	/s/ Jessica Tracy
Name:	Jessica Tracy
Title:	General Counsel & Secretary

Date: June 16, 2025